UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2019, Tilray, Inc. (“Tilray”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 AM local time at McCaw Hall, Nesholm Facility Lecture Hall, 321 Mercer Street, Seattle, Washington 98102. At the Annual Meeting, Tilray’s stockholders voted on two proposals, each of which is described in more detail in Tilray’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2019 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified voting results.

Proposal No. 1. Stockholders elected both nominees for Class I director to serve until Tilray’s 2022 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The final voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Auerbach	226,643,283	522,582	11,724,696
Rebekah Dopp	226,678,645	487,221	11,724,695

Proposal No. 2. Stockholders ratified the selection by the Audit Committee of Tilray’s Board of Directors of Deloitte LLP as Tilray’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
238,331,483	384,710	174,366	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: June 3, 2019	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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